November 14, 2014

PRESS RELEASE

Century Casinos, Inc. Announces Third Quarter 2014  Results

Colorado Springs, Colorado – November 14, 2014 – Century Casinos, Inc. (NASDAQ Capital Market® : CNTY) today announced its financial results for the three and nine months ended September 30, 2014.

Third Quarter 2014 Highlights*

•	Net operating revenue was $28.1 million, a 2% decrease from the three months ended September 30, 2013.
•	Adjusted EBITDA** was $2.9 million, a 14% decrease from the three months ended September 30, 2013.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $0.8 million, a 26% decrease from the three months ended September 30, 2013.
•	Earnings per share were $0.03.
•	Book value per share *** at September 30, 2014 was $4.92.

Amounts in thousands, except per share data	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
Consolidated Results:	2014		2013	% Change	2014	2013	% Change
Net operating revenue	$28,123	$	$ 28,826	(2%)	$88,790	$75,164	18%
Earnings from operations	715		1,370	(48%)	2,020	5,499	(63%)
Net earnings	796		1,073	(26%)	1,462	6,392	(77%)

Adjusted EBITDA**	$2,881	$	$ 3,346	(14%)	$8,806	$10,447	(16%)

Earnings per share:
Basic	$0.03	$	$ 0.04	(25%)	$0.06	$0.26	(77%)
Diluted	$0.03	$	$ 0.04	(25%)	$0.06	$0.26	(77%)
Weighted average common shares:
Basic	24,381		24,249		24,380	24,334
Diluted	24,417		24,413		24,419	24,464

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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“In a challenging consumer environment, we delivered positive results for the quarter in Edmonton, Calgary, Aruba and with our cruise ship casinos. Results were flat in Cripple Creek, while results in Central City and Poland were lagging behind”, Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos, said. “We are excited about our new project in Argentina and also very pleased with the construction of the Century Downs Racetrack and Casino, which remains on time and on budget”, they continued.

On October 31, 2014, the Company purchased a 7.5% interest in Mendoza Central Entretenimientos S.A., a company formed in Argentina (“MCE”). MCE leases slot machines and provides related services to Casino de Mendoza, located in Mendoza, Argentina. In addition, MCE intends to pursue other land-based and online gaming opportunities throughout Argentina and Latin America. The Company and MCE have entered into a consulting service agreement, pursuant to which the Company will provide advice to MCE on casino matters.

On November 5, 2014, the Company announced that it had amended its concession agreement with TUI Cruises to include the Mein Schiff 4. The 2,500-guest ship is currently being built and is scheduled to commence operations in June 2015.

Three and Nine Months Ended September 30, 2014  Results*

Net operating revenue decreased by ($0.7) million, or (2%), and increased by $13.6 million, or 18%, for the three and nine months ended September 30, 2014 compared to the three and nine months ended September 30, 2013. Following is a summary of the changes in net operating revenue by property or category for the three and nine months ended September 30, 2014 compared to the three and nine months ended September 30, 2013:

	Net Operating Revenue
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.0	1%	$(0.3)	(1%)
Century Casino, Calgary	0.1	7%	0.2	3%
Century Casino & Hotel, Central City	(0.5)	(11%)	(1.3)	(10%)
Century Casino & Hotel, Cripple Creek	(0.1)	(3%)	(1.0)	(11%)
Casinos Poland	(0.7)	(6%)	15.1	69%
Cruise Ships & Other	0.4	20%	0.5	9%
Century Downs Racetrack and Casino	0.1	100%	0.5	100%
Total	$(0.7)	(2%)	$13.6	18%

Earnings from operations decreased by ($0.7) million, or (48%), and decreased by ($3.5) million, or (63%), for the three and nine months ended September 30, 2014 compared to the three and nine months ended September 30, 2013. Following is a summary of changes in earnings from operations by property or category for the three and nine months ended September 30, 2014 compared to the three and nine months ended September 30, 2013:

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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	Earnings from Operations
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.1	7%	$0.0	0%
Century Casino, Calgary	0.2	85%	0.2	176%
Century Casino & Hotel, Central City	(0.3)	(56%)	(0.7)	(43%)
Century Casino & Hotel, Cripple Creek	0.0	(0%)	(0.8)	(50%)
Casinos Poland	(0.5)	(895%)	(1.6)	(330%)
Cruise Ships & Other	0.1	57%	(0.1)	(12%)
Century Downs Racetrack and Casino	(0.1)	(100%)	(0.1)	(100%)
Corporate Other	(0.1)	(6%)	(0.4)	(8%)
Total	$(0.7)	(48%)	$(3.5)	(63%)

Net earnings decreased by ($0.3) million, or (26%), and decreased by ($4.9) million, or (77%), for the three and nine months ended September 30, 2014 compared to the three and nine months ended September 30, 2013. Following is a summary of the changes in net earnings (loss) by property or category for the three and nine months ended September 30, 2014 compared to the three and nine months ended September 30, 2013:

	Net Earnings (Loss)
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.2	13%	$0.0	1%
Century Casino, Calgary	0.2	135%	0.2	1744%
Century Casino & Hotel, Central City	(0.2)	(56%)	(0.5)	(43%)
Century Casino & Hotel, Cripple Creek	0.0	0%	(0.5)	(50%)
Casinos Poland	(0.3)	(495%)	(1.0)	(242%)
Cruise Ships & Other	0.1	59%	(0.1)	(15%)
Century Downs Racetrack and Casino	0.0	100%	0.0	(100%)
Corporate Other	(0.3)	(27%)	(3.1)	(393%)
Total	$(0.3)	(26%)	$(4.9)	(77%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) include interest income, interest expense, gains on foreign currency transactions, gain on business combination, income tax expense and non-controlling interests.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

3/12

The period over period increase in net operating revenue and decrease in net earnings for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 primarily relate to the inclusion of operating results from Casinos Poland Ltd. (“Casinos Poland” or “CPL”) in the second quarter of 2013 as a result of the Company's purchase of an additional 33.3% ownership interest in CPL in April 2013. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment. CPL contributed $37.1 million in net operating revenue and $0.6 million in net losses from January 1, 2014 through September 30, 2014. In addition, the consolidation of United Horsemen of Alberta, Inc. dba Century Downs Racetrack and Casino (“CDR”) as of November 29, 2013 as a minority owned subsidiary for which we have a controlling financial interest affects the comparability of 2014 and 2013 financial results. CDR contributed $0.5 million in net operating revenue and less than $0.1 million in net losses from January 1, 2014 through September 30, 2014.

During the second quarter of 2013, the Company recognized a gain of $2.1 million as a result of measuring at fair value its initial 33.3% ownership interest in CPL held prior to the acquisition date. As a result, the Corporate Other category reported net losses of ($0.8) million for the nine months ended September 30, 2013.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Property and Category Results (in thousands)*

The following are property and category results for net operating revenue and Adjusted EBITDA**.

	Net Operating Revenue			Adjusted EBITDA**			Net Operating Revenue			Adjusted EBITDA**
	For the Three Months			For the Three Months			For the Nine Months			For the Nine Months
	Ended September 30,			Ended September 30,			Ended September 30,			Ended September 30,
	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Century Casino & Hotel, Edmonton	$6,136	$6,095	1%	$2,261	$2,137	6%	$18,500	$18,756	(1%)	$6,739	$6,757	(0%)
Century Casino, Calgary	2,059	1,928	7%	201	41	390%	6,550	6,392	2%	756	603	25%
Century Casino & Hotel, Central City	4,048	4,559	(11%)	615	937	(34%)	12,073	13,416	(10%)	1,906	2,662	(28%)
Century Casino & Hotel, Cripple Creek	3,204	3,311	(3%)	840	776	8%	8,383	9,374	(11%)	1,649	2,339	(29%)
Casinos Poland	10,425	11,115	(6%)	260	734	(65%)	37,087	21,985	69%	2,014	1,875	7%
Cruise Ships & Other	2,182	1,818	20%	370	247	50%	5,714	5,241	9%	788	798	(1%)
Century Downs Racetrack and Casino	69	0	100%	(69)	0	(100%)	483	0	100%	(171)	0	(100%)
Corporate	0	0	0%	(1,597)	(1,526)	(5%)	0	0	0%	(4,875)	(4,587)	(6%)
Consolidated	$28,123	$28,826	(2%)	$2,881	$3,346	(14%)	$88,790	$75,164	18%	$8,806	$10,447	(16%)

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Balance Sheet and Liquidity

As of September 30, 2014, the Company had $27.3 million in cash and cash equivalents and $38.6 million in outstanding debt on its balance sheet compared to $27.4 million in cash and cash equivalents and $34.1 million in debt obligations at December 31, 2013.  The $38.6 million in outstanding debt includes $7.4 million related to CPL, $17.4 million related to a long-term land lease by CDR and $13.8 million related to the Company’s Bank of Montreal credit agreement (“BMO Credit Agreement”).

On August 15, 2014, the Company, through its Canadian subsidiaries, entered into an amended and restated BMO Credit Agreement that increased the principal amount of the loan from CAD 28.0 million to CAD 39.1 million (or from $25.0 million to $34.9 million in US Dollars based on the exchange rate in effect on September 30, 2014). The shares of the Company’s subsidiaries in Edmonton and Calgary and the Company’s 15% interest in CDR are pledged as collateral for the BMO Credit Agreement.

Conference Call Information

Today the Company will post a copy of the quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2014 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its third quarter 2014  earnings conference call today at 8:00 am MST; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until November 30, 2014 at http://corporate.cnty.com/investor-relations/sec-filings.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS (unaudited)

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Amounts in thousands, except for per share information	2014	2013	2014	2013
Operating revenue:
Net operating revenue	$28,123	$28,826	$88,790	$75,164
Operating costs and expenses:
Total operating costs and expenses	27,408	27,456	86,770	69,537
(Loss) from equity investment	0	0	0	(128)
Earnings from operations	715	1,370	2,020	5,499
Non-operating income (expense), net	(496)	(133)	(1,643)	1,776
Earnings before income taxes	219	1,237	377	7,275
Income tax provision	138	132	786	685
Net earnings (loss)	81	1,105	(409)	6,590
Net loss (earnings) attributable to non-controlling interest	715	(32)	1871	(198)
Net earnings attributable to Century Casinos, Inc. shareholders	$796	$1,073	$1,462	$6,392

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.03	$0.04	$0.06	$0.26
Diluted	$0.03	$0.04	$0.06	$0.26

7/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS (unaudited)

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	September 30,	December 31,
	2014	2013
Assets	(unaudited)
Current assets	$32,370	$32,360
Property and equipment, net	132,797	132,639
Other assets	23,330	25,625
Total assets	$188,497	$190,624

Liabilities and Shareholders’ Equity
Current liabilities	$27,344	$26,801
Non-current liabilities	36,311	34,373
Shareholders’ equity	124,842	129,450
Total liabilities and shareholders’ equity	$188,497	$190,624

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Adjusted EBITDA Margins ** by Property or Category (unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Century Casino & Hotel, Edmonton	37%	35%	36%	36%
Century Casino, Calgary	10%	2%	12%	9%
Century Casino & Hotel, Central City	15%	21%	16%	20%
Century Casino & Hotel, Cripple Creek	26%	23%	20%	25%
Casinos Poland	2%	7%	5%	9%
Cruise Ships & Other	17%	14%	14%	15%
Century Downs Racetrack and Casino	(100%)	N/A ***	(35%)	N/A***
Consolidated Adjusted EBITDA Margin	10%	12%	10%	14%

*** The Company began consolidating CDR as a minority owned subsidiary for which it has a controlling financial interest on November 29, 2013.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended September 30, 2014

Amounts in thousands

	Three Months Ended September 30, 2014
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Century Downs	Corporate	Total
Net earnings (loss)	$1,467	$61	$170	$331	$(245)	$199	$20	$(1,207)	$796
Interest income	0	0	0	0	(5)	0	0	(6)	(11)
Interest expense	121	0	0	0	94	0	491	1	707
Income taxes (benefit)	432	(87)	105	202	(135)	24	42	(445)	138
Depreciation and amortization	258	229	340	307	725	147	0	44	2,050
Non-controlling interest	0	0	0	0	(121)	0	(594)	0	(715)
Non-cash stock based compensation	0	0	0	0	0	0	0	14	14
Foreign currency losses (gains)	(17)	(2)	0	0	(155)	0	(28)	2	(200)
(Gain) loss on disposition of fixed assets	0	0	0	0	(12)	0	0	0	(12)
Impairments and other write-offs	0	0	0	0	114	0	0	0	114
Adjusted EBITDA*	$2,261	$201	$615	$840	$260	$370	$(69)	$(1,597)	$2,881

9/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended September 30, 2013

Amounts in thousands

	Three Months Ended September 30, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$1,296	$(177)	$385	$330	$62	$125	$(948)	$1,073
Interest income	0	0	0	0	(1)	0	(6)	(7)
Interest expense	114	0	0	1	88	0	3	206
Income taxes (benefit)	464	(10)	237	203	(174)	17	(605)	132
Depreciation and amortization	258	228	315	242	512	101	29	1,685
Non-controlling interest	0	0	0	0	32	0	0	32
Non-cash stock based compensation	0	0	0	0	0	0	8	8
Foreign currency losses (gains)	5	0	0	0	(64)	0	(7)	(66)
(Gain) loss on disposition of fixed assets	0	0	0	0	279	4	0	283
(Gain) on business combination	0	0	0	0	0	0	0	0
Adjusted EBITDA*	$2,137	$41	$937	$776	$734	$247	$(1,526)	$3,346

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the nine months ended September 30, 2014

	For the Nine Months Ended September 30, 2014
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Century Downs	Corporate	Total
Net earnings (loss)	$4,334	$148	$598	$505	$(561)	$370	$(24)	$(3,908)	$1,462
Interest income	0	0	0	0	(37)	0	0	(35)	(72)
Interest expense	325	0	0	0	288	0	1,473	4	2,090
Income taxes (benefit)	1,382	(68)	367	309	(226)	58	86	(1,122)	786
Depreciation and amortization	743	689	940	835	2,141	356	0	116	5,820
Non-controlling interest	0	0	0	0	(279)	0	(1,592)	0	(1,871)
Non-cash stock based compensation	0	0	0	0	0	0	0	57	57
Foreign currency (gains) losses	(45)	(13)	0	0	(320)	1	(11)	13	(375)
(Gain) loss on disposition of fixed assets	0	0	1	0	784	3	0	0	788
Impairments and other write-offs	0	0	0	0	224	0	(103)	0	121
Adjusted EBITDA*	$6,739	$756	$1,906	$1,649	$2,014	$788	$(171)	$(4,875)	$8,806

10/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the nine months ended September 30, 2013

	For the Nine Months Ended September 30, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$4,312	$(9)	$1,048	$1,005	$395	$433	$(792)	$6,392
Interest income	0	0	0	0	(2)	0	(16)	(18)
Interest expense	325	0	0	2	226	(3)	0	550
Income taxes (benefit)	1,362	(75)	642	615	(186)	59	(1,732)	685
Depreciation and amortization	775	691	977	717	1,119	302	90	4,671
Non-controlling interest	0	0	0	0	198	0	0	198
Non-cash stock based compensation	0	0	0	0	0	0	11	11
Foreign currency losses (gains)	(17)	(4)	0	0	(138)	(1)	(74)	(234)
(Gain) loss on disposition of fixed assets	0	0	(5)	0	263	8	0	266
(Gain) on business combination	0	0	0	0	0	0	(2,074)	(2,074)
Adjusted EBITDA*	$6,757	$603	$2,662	$2,339	$1,875	$798	$(4,587)	$10,447

*  The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes (benefit), depreciation, amortization, non-controlling interest, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, realized foreign currency (gains) losses, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

11/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates 30 casinos worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard 15 luxury cruise vessels (Regatta, Nautica, Insignia, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Mein Schiff 3, Wind Surf, Wind Star, Wind Spirit, Star Pride, Seven Seas Voyager, Seven Seas Mariner, and Seven Seas Navigator) and the casino on the cruise ferry Nova Star.  Through its Austrian subsidiary, CCE, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of nine casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. The Company is currently developing the Century Downs Racetrack and Casino in the north metropolitan area of Calgary, Alberta, Canada that will include a horse race track and other gaming, restaurant and entertainment facilities. The Company continues to pursue other international projects in various stages of development.

On August 22, 2014, the Company announced that it had initiated delisting of the Austrian Depositary Certificates (“ADCs”) of the Company from the Vienna Stock Exchange effective September 30, 2014 due to consistently low trading volume on that exchange. On August 25, 2014 the Vienna Stock Exchange approved the delisting of the ADCs.  On September 30, 2014, the ADCs of the Company traded on the Vienna Stock Exchange were automatically converted into the corresponding number of shares of the Company’s common stock tradable on the NASDAQ Capital Market. The NASDAQ Capital Market, where the Company’s common stock has been listed since 1994, remains as the exclusive stock exchange for the Company.

On October 31, 2014, the Company purchased a 7.5% interest in Mendoza Central Entretenimientos S.A., a company formed in Argentina (“MCE”). MCE leases slot machines and provides related services to Casino de Mendoza, located in Mendoza, Argentina. In addition, MCE intends to pursue other land-based and online gaming opportunities throughout Argentina and Latin America. The Company and MCE have entered into a consulting service agreement, pursuant to which the Company will provide advice to MCE on casino matters.

On November 5, 2014, the Company announced that it had amended its concession agreement with TUI Cruises to include the Mein Schiff 4. The 2,500-guest ship is currently being built and is scheduled to commence operations in June 2015.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

12/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, development of and the prospects for the Century Downs Racetrack and Casino project, debt repayment and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2013. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

13/12